EXTENSION AND AMENDMENT AGREEMENT (2005)

This Extension and Amendment Agreement (2005) (the “Agreement”) is entered into as of October 28, 2005, among CONTRAN CORPORATION (“Contran”), NATIONAL CITY LINES, INC. (“NCL”), VALHI HOLDING COMPANY (“VHC”) (collectively, the “Contran Companies”), and U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”).

RECITALS

A.            Contran, NCL, and U.S. Bank are parties to a loan agreement dated as of September 3, 1998. That agreement, as it has been modified and amended, is referred to herein as the “Loan Agreement.”

B.            Capitalized terms used in this Agreement that are not defined herein have the meanings assigned to those terms in the Loan Agreement.

C.            Contran’s obligations pursuant to the Note are secured by the Pledged Securities. Contran has informed U.S. Bank that, as part of a corporate reorganization, ownership of the Pledged Securities will be transferred from NCL to VHC.

D.            Contran has requested U.S. Bank to extend the Expiry Date of the revolving credit facility provided by U.S. Bank pursuant to the Loan Documents to October 27, 2006. In addition, Contran has requested U.S. Bank’s consent to the transfer of ownership of the Pledged Securities from NCL to VHC and to the release of NCL from any further obligations under the guaranty it executed with respect to the Obligations.

E.            U.S. Bank is prepared to extend the Expiry Date and to consent to the other matters requested by Contran, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Contran Companies and U.S. Bank agree as follows:

AGREEMENT

1.           Conditions Precedent. This Agreement shall be effective if the following conditions are satisfied on or before October 28, 2005:

(a)            The Contran Companies execute this Agreement and deliver it to U.S. Bank;

(b)            VHC executes and delivers to U.S. Bank a guaranty in form and content satisfactory to U.S. Bank in its reasonable discretion whereby VHC guarantees payment and performance of the Obligations (including the obligations of Contran pursuant to the Note);
(c)            VHC executes and delivers to U.S. Bank a pledge agreement in form and content satisfactory to U.S. Bank in its reasonable discretion whereby VHC grants U.S. Bank a security interest in 7,000,000 shares of common stock of Valhi, Inc., owned by VHC;

(d)            VHC delivers to U.S. Bank the original certificates with respect to the stock encumbered by the pledge agreement described above;

(e)            Contran pays U.S. Bank $31,250 in consideration of U.S. Bank’s agreement to extend the Expiry Date of the revolving credit facility governed by the Loan Agreement on the basis set forth in this Agreement; and

(f)            Contran completes, executes, and delivers to U.S. Bank a Federal Reserve Form U-1.

If the above-described conditions precedent are not satisfied by October 28, 2005 (or waived by U.S. Bank in writing in its sole and absolute discretion), this Agreement shall not be effective and the parties’ rights and obligations shall continue to be governed by the Loan Documents (without giving effect to this Agreement).

2.           Representations and Warranties of the Contran Companies. Each Contran Company represents and warrants to U.S. Bank that (a) it is in good standing under the laws of the state of its formation, (b) it has been authorized to execute and perform its obligations under this Agreement and the Loan Documents (as modified by this Agreement), (c) the individual executing this Agreement on its behalf has been duly authorized to take such action, (d) the Loan Documents (as amended by this Agreement) are enforceable against it in accordance with their respective terms, subject only to the effect of insolvency and other similar laws affecting the rights and remedies of creditors generally, general principles of equity whether applied by a court of law or equity, and generally applicable rules of law, (e) all financial information previously provided to U.S. Bank presents fairly its financial position as of the date of such financial information and the results of its operations and changes in financial position for the period in question, (f) the representations and warranties made to U.S. Bank in the Loan Documents continue to be true and correct in all material respects, and (g) the Contran Companies are not in default in any material respect under the Loan Documents as of the date of this Agreement.

3.           Extension of Expiry Date. U.S. Bank hereby extends the Expiry Date, and U.S. Bank’s commitment to make Advances to Contran (on the terms and conditions specified in the Loan Documents), to October 27, 2006.

4.           Modified Definitions. The definitions of the terms “Contran Companies,” “Guaranty,” “LTV,” and “Security Document” hereby are modified, amended, and restated as follows:

(a)            “Contran Companies” means Contran and Valhi Holding Company and “Contran Company” means any one of the Contran Companies;

(b)           “Guaranty” means the unconditional payment guaranty in the form satisfactory to U.S. Bank to be issued in favor of U.S. Bank by Valhi Holding Company on or about October 28, 2005;

(c)            “LTV” means the percentage resulting from dividing the outstanding principal balance of the Advances on the date the LTV is being determined by the value of the Pledged Securities (as determined by multiplying the number of Pledged Securities (initially 7,000,000) by the published closing price for the stock on the preceding trading day, as published in the Wall Street Journal or, if the prices are not published, as reasonably determined by U.S. Bank); and

(d)           “Security Document” means the pledge agreement executed by Valhi Holding Company on or about October 28, 2005, in a form acceptable to U.S. Bank and the related stock powers and compliance forms, and any security agreement and financing statements that any Contran Company hereafter executes to secure performance of the Obligations.

5.           Reaffirmation of Obligations. Contran and VHC hereby acknowledge and reaffirm their agreements to pay the Obligations in accordance with the terms of the Note and the Guaranty, respectively.

6.           Cash Collateralization of Certain Letters of Credit. If U.S. Bank discontinues its commitment to extend the revolving credit facility to the Contran Companies, and at that time any letter of credit or letters of credit are outstanding under the Loan Documents, the Contran Companies within three Business Days of U.S. Bank’s termination of that credit commitment shall deposit with U.S. Bank cash in an amount specified by U.S. Bank in its reasonable discretion sufficient to fully collateralize the Contran Companies’ obligations in respect of such letters of credit.

7.           Effectiveness of this Agreement. This Agreement shall become effective only when each of the Contran Companies and U.S. Bank has signed it and has sent a copy of the signed document to the other parties to this Agreement (which may be accomplished by facsimile transmission). Each party to this Agreement shall deliver manually signed counterparts of this Agreement to the other.

8.           Release of NCL. Upon the timely satisfaction of the conditions precedent specified in paragraph 1 of this Agreement, U.S. Bank acknowledges and agrees that NCL shall be released of any further obligations under the Pledge Agreement and the Guaranty that NCL executed in favor of U.S. Bank on or about September 3, 1998.

9.           Other Terms Unchanged. All of the terms and conditions of the Loan Agreement and the Loan Documents remain in full force and effect, as expressly modified by the terms and conditions of this Agreement.

10.           Statutory Notice. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES, AND COMMITMENTS MADE BY U.S. BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY U.S. BANK TO BE ENFORCEABLE.

U.S. BANK NATIONAL ASSOCIATION

By:/s/ Janice T. Thede
Janice T. Thede
Vice President

CONTRAN CORPORATION

By:/s/ Bobby D. O’Brien
Bobby D. O’Brien
Vice President and Chief Financial Officer

NATIONAL CITY LINES, INC.

By:/s/ Bobby D. O’Brien
Bobby D. O’Brien
Vice President and Chief Financial Officer

VALHI HOLDING COMPANY

By:/s/ Eugene K. Anderson
Eugene K. Anderson
Vice President and Assistant Treasurer